Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Voya Financial, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Voya Financial, Inc. common stock, $0.01 par value per share	Other(2)	554,657(3)	$67.98	$37,705,582.86	$110.20 per $1,000,000	$4,155.16

Total Offering Amounts					$37,705,582.86		$4,155.16

Total Fee Offsets							N/A

Net Fee Due							$4,155.16

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) of Voya Financial, Inc. (the “Registrant”) as may become available for issuance pursuant to the Registrant’s 2019 Omnibus Employee Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

The Proposed Maximum Offering Price Per share of Common Stock has been calculated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per share of Common Stock is based on the average of the high and low selling prices of the Common Stock of the Registrant on January 24, 2023 as reported on the New York Stock Exchange.

(3)

Represents Common Stock issuable pursuant to issued and outstanding restricted stock awards and restricted stock unit awards (“Assumed Awards”) previously granted under the Benefitfocus, Inc. Third Amended and Restated 2012 Stock Plan (the “BNFT Plan”), which were assumed by the Registrant on December 28, 2021, in accordance with and pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2022, by and among Benefitfocus, Inc. (“BNFT”), the Registrant and Origami Squirrel Acquisition Corp, a subsidiary of the Registrant (the “Merger Agreement”).